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                                                                    EXHIBIT 10.6

                           NATIONWIDE ELECTRIC, INC.
                         EXECUTIVE STOCK PURCHASE PLAN
                         -----------------------------

     1.   Purpose.

          This purpose of this Plan (the "Plan") is to amend and restate the original Nationwide Electric, Inc. Executive Stock Purchase Plan which was effective August 1, 1998. This restated Plan is intended to promote the interests of Nationwide Electric, Inc. (the "Corporation") and its stockholders by providing an incentive for key executives of the Corporation and its subsidiaries.

     2.   Adoption and Administration of Plan.

          The Plan shall become effective as of October 15, 1998. Absent contrary action by the Corporation's Board of Directors (the "Board"), any action taken by the Board, or by a committee appointed by the Board to administer the Plan (collectively, the "Compensation Committee"), with respect to the Plan's implementation, interpretation, or administration, shall be final, conclusive and binding.

     3.   Stock Subject to Plan.

          There is hereby established an Executive Stock Purchase Plan Reserve (the "Reserve") to which shall be allocated 250,000 shares of common stock, par value $.01 per share, of the Corporation ("Stock"). If the shares of Stock of the Corporation should, as a result of a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Corporation or of another corporation, the number of shares then remaining in the Reserve shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. Upon the sale of shares pursuant to this Plan, the Reserve will be reduced by the number of shares sold, and upon the repurchase of any shares sold hereunder upon exercise of the Corporation's right of first refusal, the Reserve will be increased by such number of shares, and such reacquired shares may again be sold under this Plan. Sales under this Plan may be made from authorized but unissued shares or from treasury shares.

     4.   Eligibility.

          The Compensation Committee will designate, from time to time, key executives of the Corporation or any of its subsidiaries, or parents or affiliated corporations (including officers and directors of the Corporation), engaged in activities which further the Corporation's objectives, who will be eligible to purchase shares under the Plan (the "Offeree") and the number of shares of
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Stock to be sold to each Offeree. In selecting the Offeree and in determining the number of shares to be offered, the Compensation Committee will consider the position and responsibilities of such Offeree, the value of his or her services to the Corporation or its subsidiaries, and such other factors as the Compensation Committee deems pertinent.

     5.   Rights to Purchase.

          After the Compensation Committee has determined to offer an Offeree the right to purchase shares under the Plan (the "Offer"), it will advise the Offeree in writing of the Offer's terms, including the number of shares which the Offeree will be entitled to purchase, the purchase price per share, and any other terms, conditions, and restrictions relating thereto. This notice will also provide that the Offeree has 45 days from the date of the Offer to accept the Offer in the manner set forth therein. The form by which the Offer will be made is attached hereto and incorporated herein as "Exhibit A." The Compensation Committee may, in the exercise of its discretion, extend the Offer's term. Subject to the Plan's express provisions, the Compensation Committee may make such Offer subject to any terms and conditions it establishes, and the Offer made to different Offerees, or to the same Offeree at different times, may be subject to terms, conditions and restrictions which differ from each other.

     6.   Terms of Offers.

     (a) Purchase Price. The Compensation Committee will determine the purchase price of the shares being offered under this Plan. As determined by the Compensation Committee, the purchase price will reflect a discount from the then current market value of the shares due to the lack of marketability because of the provisions of the Plan. The purchase price must be paid in full, in cash or certified bank check, at the Corporation's principal office before the Offer expires, for the Offer's acceptance to be effective. The date upon which the purchase price is paid and the Offer is accepted is hereinafter called the "Closing Date." On the Closing Date, the Corporation shall deliver the shares registered in the name of the Offeree and the Offeree shall concurrently deliver cash or a certified bank check for the purchase price of the shares.

     (b) Financing. The Corporation will arrange a full-recourse loan in an amount not to exceed 85% of the purchase price, to be evidenced by a promissory note, to be dated as of the Closing Date, payable with interest at the prime rate (as quoted in the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) and payable to the Corporation, to pay a portion of the purchase price for the shares. To secure the obligations of the Offeree under the loan, the Offeree will enter into a pledge agreement with the Corporation.

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     (c) Vesting.  Shares purchased pursuant to this Plan shall constitute
"Vested Shares" in accordance with the following schedule:

                                                    Portion of Shares
                                                    Which Are Vested
                                                    -----------------
          Closing Date                                     1/3

          First Anniversary of Closing Date                2/3

          Second Anniversary of Closing Date               100%

     "Unvested Shares" shall mean shares which are not "Vested Shares."

     (d) Termination of Employment. If the employment of the Offeree with the Corporation is terminated for any reason, including the Offeree's death or disability, any Unvested Shares shall first be offered for sale to the Corporation, within 30 days from the date of termination, at the original price paid for such shares by the Offeree under the terms of this Plan. If the Corporation chooses to repurchase such shares from the Offeree, the Corporation shall have 30 days to exercise such right. Under no circumstance is the Corporation obligated to repurchase such shares.

     (e) Restrictions. By purchasing the shares under this Plan being offered to him or her, the Offeree agrees and consents to the following:

     (i) No shares purchased hereunder will be conveyed, transferred, encumbered or otherwise disposed of (any such disposition being herein called a "transfer") by the Offeree unless all shares covered by this Plan owned by the Offeree first have been offered to the Corporation (the "Repurchase Offer") if the proposed transfer occurs within one year after the Closing Date, at a price per share equal to the original price paid by the Offeree for such shares. The Corporation will have 15 business days from the date it receives any such Repurchase Offer to accept. The Corporation will accept by giving notice to the Offeree. If the Corporation does accept the Repurchase Offer, the purchase and sale of such shares will occur at the Corporation's principal office at the time and date specified in such notice of acceptance. In no event, however, will the date for consummating the transaction be later than 30 business days from the date of the notice of acceptance of the Repurchase Offer. At the closing, the Offeree will deliver to the Corporation certificates representing all of the shares subject to the Repurchase Offer, duly endorsed, with all necessary transfer stamps affixed. Upon receipt of such share certificates, the Corporation will deliver to the Offeree a check in the amount of the purchase price.

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     (ii) Any transfer or purported transfer of shares acquired pursuant to this
     Plan made by a Offeree, except at the times and in the manner specified in this Plan, will be null and void and the Corporation shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such proposed transfer has been made as the legal or beneficial holder of those shares.

     (iii) If the Corporation fails to accept the Repurchase Offer within the 15 business day period of subparagraph 6(e)(i) above, then the shares shall become freely transferable.

     (iv) Upon the death of a Offeree, any vested yet restricted shares subject to this Plan held by such Offeree may be conveyed by will or by the laws of descent and distribution without first being offered to the Corporation. Any successor in interest to the Offeree in such event may not further convey, transfer, encumber or otherwise dispose of such shares until such shares would have otherwise become unrestricted shares as provided herein.

     (v) Certificates representing shares which are subject to this Plan will bear the following legend, in addition to such other legends as counsel to the Corporation may deem appropriate.

                               RESTRICTED SHARES

     "The shares represented by this certificate may be subject to Nationwide Electric, Inc.'s right of first refusal to purchase and to all other terms, conditions, and restrictions of the Corporation's Executive Stock Purchase Plan, a copy of which is on file and available for inspection during normal business hours at the Corporation's principal office."

     7.   Expenses.

          The Corporation will pay all expenses and costs in connection with the Administration of the Plan.

     8.   No Prior Right of Offer.

          Nothing in the Plan will be deemed to give any director, officer, or employee, or such individual's legal representatives or assigns, or any other person or entity claiming under or through such individual, any contractual or other right to participate in the benefits of the Plan.

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     9.   Change in Control of the Corporation.

          In the event of any Change in Control of the Corporation, as hereinafter defined, the Compensation Committee or any successor to such Compensation Committee, may, in its sole discretion, as to any Offer, either at the time an Offer is made hereunder or any time thereafter: (i) require the mandatory surrender by any Offeree of any rights to purchase Shares of the Corporation by paying such Offeree an amount of cash per share equal to the bargain that such Offeree would have realized had such Offeree purchased the Shares; or (ii) make such adjustment to any such Offer then outstanding as the Compensation Committee or its successor deems appropriate to reflect such Change in Control.

          For purposes of this Plan a "Change in Control" shall be deemed to have occurred if (i) any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and other than the Corporation or a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of two consecutive years, individuals who are at the beginning of such period constitute the Board and any new Director (other than Director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in (i) above) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     10.  Indemnification of the Compensation Committee.

          In addition to such other rights or indemnification as they may have, the Corporation will indemnify members of the Compensation Committee against all costs and expenses reasonably incurred by them or any of them in connection with: any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any award granted pursuant thereto and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any action, suit or proceeding; provided that upon institution of any such action, suit, or proceeding, the person desiring indemnification gives the Corporation an opportunity, at its own expense, to handle and defend the same.

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     11.  Amendment and Termination of Plan.

          The Board may at any time terminate or extend the Plan, or modify the Plan as it deems advisable. No termination or amendment of the Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment.

     12.  Liability of Corporation.

          The Corporation's liability under this Plan and any sale made hereunder is limited to the obligations set forth with respect to such sale and nothing in this Plan will be construed to impose any liability on the Corporation in favor of the purchaser with respect to any loss, cost, or expense which the purchaser may incur in connection with, or arising out of, any transaction in connection therewith.

     13.  No Agreement to Employ.

          Nothing in the Plan will be construed to constitute, or evidence, an agreement or understanding, express or implied, by the Corporation to employ or retain the Offeree for any specific period of time.

     14.  Notices.

          Any notice or other communication required or permitted to be made or given hereunder will be sufficiently made or given if sent by certified mail addressed to the Offeree or holder at such individual's address as set forth in the Corporation's regular books and records and, if to the Corporation, addressed to it at its principal office.

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